Exhibit 99.1

For Immediate Release
For more information, contact:
Anthony (Tony) Cristello
Standard Motor Products, Inc.
(972) 316-8107
investors@smpcorp.com
Standard Motor Products, Inc. Announces
Executive Leadership Changes

Mr. James Burke will step down as Chief Operating Officer and assume the role of Executive Advisor. He will remain a member of the Board of Directors.

Mr. Sunil Bhandari will join Standard Motor Products as Chief Operations Officer.

Both changes take effect June 1, 2026.

New York, NY, May 11, 2026......Standard Motor Products, Inc. (NYSE: SMP), a leading automotive parts manufacturer and distributor, announced today Mr. James Burke has informed the Company of his intention to step down from his role as Chief Operating Officer, effective June 1, 2026. Mr. Burke will continue to serve on the leadership team as Executive Advisor, and as a member of the Board of Directors.
Eric Sills, Chairman and Chief Executive Officer, stated, “After 47 years with SMP, Jim has decided to step down from his role as Chief Operating Officer. On behalf of our Board of Directors, leadership team, and all SMP employees, I want to thank Jim for his outstanding leadership and dedication. Jim’s operational, financial, managerial, and industry expertise has been invaluable, and his impact on our Company is difficult to overstate. We are pleased he will continue to support SMP as Executive Advisor and a member of our Board.
“As Jim begins this next chapter, we are fortunate to benefit from the strong leadership bench and talented employees he has helped develop. We look forward to working with him and continuing to draw on his deep knowledge of our business and industry.”
Mr. Burke commented, “It has been a privilege to spend my career at SMP and to work alongside such a talented and committed team. I’m proud of what we’ve accomplished together and am confident SMP is well-positioned for the future. While I will miss the day-to-day work, I look forward to supporting a smooth transition and continuing to contribute as Executive Advisor.”
SMP is pleased to announce that Mr. Sunil Bhandari will be named Chief Operations Officer, effective June 1, 2026, and will be responsible for all SMP’s operations globally. Mr. Bhandari brings more than 25 years of global business and operations leadership covering general management, manufacturing, distribution, supply chain, and engineering, spanning both OE and aftermarket businesses in the electrical and automotive sectors. He spent the past 14 years at Eaton Corporation plc, holding various leadership roles of increasing scope, most recently serving as Vice President, Global Aftermarket - Mobility Group. Over the years he has lived and worked in North America, Europe and Asia.

Mr. Bhandari holds an M.B.A. from the International Institute for Management Development - Switzerland, a Masters in Manufacturing Systems from Singapore-MIT Alliance, and a Bachelor of Mechanical Engineering from the University of Madras.
Mr. Sills continued, “We look forward to welcoming Sunil Bhandari to SMP as Chief Operations Officer and a member of the executive leadership team. While we will surely miss Jim’s daily contributions, we are excited about Sunil joining the Company. He brings a strong record leading large global teams to deliver disciplined execution across complex organizations, and we are confident that we are well-positioned to deliver long-term value for our customers, employees and shareholders.”

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Standard Motor Products cautions investors that any forward-looking statements made by the company, including those that may be made in this press release, are based on management’s expectations at the time they are made, but they are subject to risks and uncertainties that may cause actual results, events or performance to differ materially from those contemplated by such forward looking statements. Among the factors that could cause actual results, events or performance to differ materially from those risks and uncertainties discussed in this press release are those detailed from time-to-time in prior press releases and in the company’s filings with the Securities and Exchange Commission, including the company’s annual report on Form 10-K and quarterly reports on Form 10-Q. By making these forward-looking statements, Standard Motor Products undertakes no obligation or intention to update these statements after the date of this release.